As filed with the Securities and Exchange Commission on September 3, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                        04-2718215
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Number)

                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                        1992 AND 1995 STOCK OPTION PLANS
                        --------------------------------
                            (Full title of the Plans)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                                24 Federal Street
                                Boston, MA 02110
                                ----------------
                     (Name and address of agent for service)

                                  (617)482-8260
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                      Proposed                Proposed
        Title of                                       maximum                maximum
       Securities                                     offering               aggregate
         to be                Amount to be            price per               offering               Amount of
       registered            registered (1)             share                price (3)         registration fee (3)
       ----------            --------------             -----                ---------         --------------------

Non-Voting Common Stock        2,671,682                 (2)               $28,549,806.22            $8,422.21
$.015625 par value             shares
---------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

(2) Options granted under the Plans may be exercised at prices ranging from $5.742 to $23.125 per share.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price and registration fee are computed upon the basis of the aggregate price at which the options covering the maximum number of shares may be exercised under the Plans.

                               Page 1 of 13 pages.
                           Exhibit Index is on page 9.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instruction D to Form S-8. The purpose of this Registration Statement is to register 2,671,682 shares of Non-Voting Common Stock, $.015625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company" or the "Registrant"), which shares have been reserved for issuance upon the exercise of options to purchase Stock granted pursuant to the Company's 1992 and 1995 Stock Option Plans.

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons granted options to purchase stock pursuant to the Plans in accordance with the requirements of Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (SEC File No. 1-8100) are incorporated as of their respective dates in this Registration Statement by reference:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1997;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1997 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1998 and April 30, 1998, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1997 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Section 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                                  LEGAL OPINION

     The legality of the shares of Stock of the Company offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, as amended, for the year ended October 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     There are filed with the Registration Statement the following exhibits:

     4.1 Specimen certificate representing the Non-Voting Common Stock (see Pages 10-11)

     5.1 Opinion of Piper & Marbury L.L.P., as to legality of the shares being registered (see Page 12).

     23.1 Consent of Deloitte & Touche LLP (See Page 13).

     23.2 Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (See Page 7).

     28.1 Copy of Registrant's 1992 Stock Option Plan - Restatement No. 2 is filed as Exhibit No. 10.15 to the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 1997 (SEC File No. 1-8100) and is incorporated herein by reference.

     28.2 Copy of Registrant's 1995 Stock Option Plan - Restatement No. 2 is filed as Exhibit No. 10.16 to the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 1997 (SEC File No. 1-8100) and is incorporated herein by reference.

Item 9.  Undertakings.

     1. The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section  15(d) of  the  Exchange  Act)  that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of September, 1998.

                              EATON VANCE CORP.



                              By:  /s/  James B. Hawkes
                                   --------------------------
                                        James B. Hawkes
                                        President



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Thomas Otis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                       Date
     ---------                        -----                       ----

                                President, Chief Executive
/s/  James B. Hawkes              Officer and Director
----------------------------      (Principal Executive         September 3, 1998
James B. Hawkes                    Officer)


/s/  M. Dozier Gardner          Vice Chairman and Director     September 3, 1998
----------------------------
M. Dozier Gardner

                                Director
----------------------------
John G.L. Cabot

                                Director
----------------------------
John M. Nelson


/s/  Vincent M. O'Reilly        Director                       September 3, 1998
----------------------------
Vincent M. O'Reilly


/s/  Benjamin A. Rowland, Jr.   Vice President and Director    September 3, 1998
-----------------------------
Benjamine A. Rowland, Jr.

                                Director
-----------------------------
Ralph Z. Sorenson


/s/  William M. Steul           Treasurer (Principal           September 3, 1998
-----------------------------     Financial and Accounting
William M. Steul                  Officer)

                                  EXHIBIT INDEX


                                                                      Sequential
                                                                        Page No.
                                                                      ----------

Exhibit 4.1 (Specimen certificate representing the
Non-Voting Common Stock)......................................................10

Exhibit 5.1 (Opinion and Consent of Piper & Marbury L.L.P.)...................12

Exhibit 23.1 (Consent of Deloitte & Touche LLP)...............................13

Exhibit 24.1 (Power of Attorney)..............................................7

Exhibit 28.1 (1992 Stock Option Plan - Restatement No. 2
is filed as Exhibit No. 10.15 to Registrant's Form 10-K for
the fiscal year ended October 31, 1997 and is
incorporated herein by reference).............................................44

Exhibit 28.2 (1995 Stock Option Plan - Restatement No. 2
is filed as Exhibit No. 10.16 to Registrant's Form 10-K for
the fiscal year ended October 31, 1997 and is incorporated
herein by reference)..........................................................52

                                                                     EXHIBIT 4.1



NUMBER                                                  SHARES
[ EV ]                                                  [     ]


COMMON STOCK                                            COMMON STOCK

PAR VALUE
$0.015625 PER SHARE                                     CUSIP
                                                        SEE REVERSE FOR CERTAIN
                                                        DEFINITIONS

                                EATON VANCE CORP.

Incorporated under                              This Certificate is Transferable
The Laws of Maryland                            In New York, NY or Boston


THIS CERTIFIES THAT



IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF NON-VOTING COMMON STOCK OF

Eaton Vance Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar. The Corporation will furnish to the holder hereof on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

Dated.

                                           COUNTERSIGNED AND REGISTERED:
                                               THE FIRST NATIONAL BANK OF BOSTON
                                                    TRANSFER AGENT AND REGISTRAR

                                            BY:
                                                      Authorized Signature

         TREASURER                                                      CHAIRMAN

     The  following  abbreviations,   when  used  in  the  inscription  of  this
certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -  as tenants in common         UNIF GIFT MIN ACT -__ Custodian __
     TEN ENT  -  as tenants by the entireties                  (Cust)    (Minor)
     JT TEN   -  as joint tenants with right of    under Uniform Gifts to Minors
                 survivorship and not as tenants   Act_____________
                 in common                              (State)

     Additional abbreviations may also be used though not in the above list.

     For Value  Received, ______________ hereby  sell,  assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                                     ]
---------------------------------------



     (Please print or typewrite name and address, including zip code, of assignee)








                                                     Shares of the capital stock
represented by the within Certificate, and do hereby irrevocably constitute

and appoint                                                             Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated


          NOTICE:   THE  SIGNATURE  TO  THE  ASSIGNMENT MUST CORRESPOND WITH THE
          NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                     Exhibit 5.1

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-550-2530
                                Fax: 410-530-0489

                                        September 2, 1998

Eaton Vance Corp.
24 Federal Street
Boston, Massachusetts  02110

          Registration Statement on Form S-8
          ----------------------------------

Dear Sirs:

     We have acted as counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 2,671,682 shares of the Non-Voting Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1992 and 1995 Stock Option Plans (the "Plans").

     In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Plans (to the extent covered by the Registration Statement), and such other materials and matters as we have deemed necessary for the issuance of this opinion. We have also examined the Certificate of Corporate Officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete.

     Based upon the  foregoing,  we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Maryland, legally issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1997, as amended, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                              /s/  Deloitte & Touche LLP


Boston, Massachusetts
September 3, 1998